Exhibit 99.1

of expe r i ence at m a j or m us i c co m pan i es Overview • Leading, diversified music publishing and recorded music business • Highly accomplished, respected and award - winning platform • Led by an experienced mgmt. team of music professionals with decades INVESTOR FACT SHEET N ASDAQ: RSVR | Q1’FY24 70% Music Publishing TTM Revenue Breakout* 30% Recorded Music & Other *For the period ended 6.30.23 First female - founded and led publicly traded independent music company in the U.S Since its founding in 2007 , Reservoir has grown to represent over 150 , 000 copyrights and 36 , 000 master recordings with titles dating as far back as 1900 , and hundreds of # 1 releases worldwide . RESERVOIR SNAPSHOT Q1 Financial Performance New York, NY Headquarters ~$350M Market Capitalization 65M Shares Outstanding March 31 st Fiscal Year End 202 1 202 2 202 3 202 1 202 2 202 3 202 1 202 2 202 3 202 1 202 2 2023 Investor contact: Alpha IR Group - Jackie Marcus or Alec Steinberg - RSVR@alpha - ir.com INVESTMENT HIGHLIGHTS $66 $77 $84 $14 $31 $38 - Publishing - Recorded Music & Other Revenue ($MM) $47 $64 $74 $32 $41 $46 Free Cash Flow ($MM) FISCAL YEAR FINANCIAL SUMMARY Gross Profit ($MM) Adj. EBITDA ($MM) $35 $40 $54 • Leading independent music company with proven platform • Competitive advantages & value enhancement capabilities • Proven M&A platform • Evergreen catalog & contemporary hits • Growing industry, supported by powerful secular tailwinds • Strong growth & operating leverage model ORGANIC REVENUE GROWTH Industry Organic Revenue CAGR Fiscal 2018 - 2023 (1) Wall Street Research Q 1 ’ F Y 2 4 Q 1 ’ F Y 2 3 Revenue $31 . 8M $24 . 3M O pe r a t in g Income $3 . 1M $1 . 3M Adj. EBITDA $10 . 1M $7 . 4M Growing industry supported by powerful secular tailwinds Reservoir Organic Revenue CAGR Fiscal 2018 - 2023 7% (1) Consistently outperforms the industry 13%

INVESTOR FACT SHEET

NASDAQ: RSVR | Q1'FY24

SECULAR GROWTH DRIVERS

1 Rise of digital & access to streaming
- Digital CAGR: 13% (2010-20) vs. 12% (2020-30)

2 Growth of paid streaming subscribers
- Paid subs CAGR: 49% (2010-20) vs. 11% (2020-30)

3 Growth of streaming in emerging markets
- EM to contribute 43% of streaming revenue by 2030 vs. mid-double digits today

4 Expansion of emerging music monetization platforms
- TikTok, Triller, Supernatural, Roblox

5 Increased government intervention
- Curb piracy and improved monetization rates for content owners

6 Recovery in process across impacted royalty streams
- Gym/bars/restaurants, synch, music releases, live music

MUSIC PUBLISHING

- **150K+** copyrights
- **97%** catalog retention for over **10** years
- No musical composition accounts for more than **3%** of revenue

RECORDED MUSIC

- **36K+** sound recording copyrights
- **100%** ownership of each master recording typically
- No master recording accounts for more than **6%** of Net Label Share[1]

[1] Based on 80% of LTM Net Label Share (NLS) as of 12-31-22 excluding "Gangsta's Paradise"

PIPELINE & DEAL FLOW

232 NEW DEALS CONSIDERED IN **FY2023** → **97** OFFERS MADE 42%[1] → **60** DEALS INTO EXCLUSIVITY 26%[1] → 55 DEALS CLOSED 24%[1]

250+ M&A targets in current pipeline as of 6/30/23 totaling **$2.0B+**

$742M Capital deployed since inception[2]

91% of gross profit and cost synergies should fall to Adj. EBITDA[3]

12% Unlevered IRR since 2007[4]

RECENT NOTABLE DEALS

The Spinners



Greg Kihn



Willy Will Yanez



Rob Ragosta



1 Based on total offers made, deals into exclusivity, and deals closed as a percentage of new deals considered in FY2022, respectively
2. As of 6-30-23
3. For the period FY18-FY23
4. IRR represents a net return on invested capital since inception (2007) by the majority shareholder marking the investment to market upon close of SPAC merger